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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on or about April 1, 1996) pertaining to The First National Bank of Henry County, Inc. Stock Option Plan of our report dated January 11, 1996, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                   Ernst & Young LLP



Winston-Salem, North Carolina
April 1, 1996